                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            NEW ENGLAND ZENITH FUND
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                            NEW ENGLAND ZENITH FUND

                       GOLDMAN SACHS MIDCAP VALUE SERIES

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                APRIL 13, 2000

To the Shareholders:

  Notice is hereby given that a Special Meeting of Shareholders of the Goldman Sachs Midcap Value Series (the "Series") of New England Zenith Fund (the "Trust") will be held at the offices of New England Life Insurance Company ("New England Financial"), 501 Boylston Street, Boston, Massachusetts 02116, on April 13, 2000 at 10:00 a.m. (Boston time) for the following purposes:

    1. To approve or disapprove a new Subadvisory Agreement relating to the Series between New England Investment Management, Inc. ("NEIM") and Harris Associates L.P. ("Harris").

    2. To approve or disapprove a proposal that the Series change its classification under the Investment Company Act of 1940, as amended, from "diversified" to "non-diversified."

    3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

  If Proposals 1 and 2 set forth above are approved, the name of the Series will change to "Harris Oakmark Mid Cap Value Series."

                                       By order of the President,

                                       Thomas M. Lenz, Secretary
March 15, 2000
-------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT
-------------------------------------------------------------------------------

 PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED INSTRUCTION FORM PROMPTLY IN THE ENCLOSED POSTAGE- PAID ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT
    AT THE MEETING. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                            NEW ENGLAND ZENITH FUND

                       GOLDMAN SACHS MIDCAP VALUE SERIES

                                PROXY STATEMENT

  This statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Trustees") of New England Zenith Fund (the "Trust") for use at the Special Meeting of Shareholders of the Goldman Sachs Midcap Value Series (the "Series") called to be held at the offices of New England Life Insurance Company ("New England Financial"), 501 Boylston Street, Boston, Massachusetts on April 13, 2000 at 10:00 a.m. (Boston time) and at any adjournment or adjournments thereof (the "Meeting"). This statement and its enclosures are being mailed to contract holders beginning on or about March 15, 2000. Shareholders of record of the Series at the close of business on January 31, 2000 (the "Record Date") are entitled to vote on the proposals. A copy of the Annual Report of the Trust for the fiscal year ended December 31, 1999 may be obtained without charge by calling (800) 356-5015.

  This Proxy Statement consists of four parts.

  PART I contains general information relating to the Meeting.

  PART II contains information relating to Proposal 1, the proposed new Subadvisory Agreement between New England Investment Management, Inc. ("NEIM") and Harris Associates L.P. ("Harris").

  PART III contains information relating to Proposal 2, the proposed change of the classification of the Series under the Investment Company Act of 1940, as amended, (the "1940 Act") from "diversified" to "non-diversified."

  PART IV contains information about the Series, NEIM and other matters.

I. GENERAL INFORMATION

  Timely, properly executed proxies will be voted as you instruct. If you return an executed proxy and no choice is indicated, your proxy will be voted in favor of Proposals 1 and 2 as set forth in the attached Notice of Special Meeting. At any time before it has been voted, the enclosed proxy may be revoked by the signer (1) by a written revocation received by the Secretary of the Trust, (2) by properly executing a later-dated proxy or (3) by attending the Meeting, requesting return of any previously delivered proxy and voting in person.

  The cost of solicitation of proxies will be borne by the Series. Solicitation of proxies by personal interview, mail, telephone and telegraph may be made by officers and Trustees of the Trust and employees of NEIM, New England Life Insurance Company ("New England Financial"), Metropolitan Life Insurance Company ("MetLife") and New England Securities Corporation, the principal underwriter of the Trust.

II. NEW SUBADVISORY AGREEMENT (PROPOSAL 1)

ADVISORY AGREEMENT AND CURRENT SUBADVISORY AGREEMENT

  NEIM currently serves as investment adviser to the Series pursuant to an Advisory Agreement between NEIM and the Trust dated May 1, 1998 (the "Advisory Agreement") and has acted as adviser to the Series since May 1, 1995. The Advisory Agreement provides that NEIM will, subject to its rights to delegate such responsibilities to other parties, provide to the Series both portfolio management services and administrative services. NEIM has entered into a subadvisory agreement with Goldman Sachs Asset Management ("GSAM") dated May 1, 1998 (the "Current Subadvisory Agreement") at no extra cost to the Series, under which NEIM has delegated its portfolio management responsibilities for the Series to GSAM. GSAM is a separate operating division of Goldman, Sachs & Co., Inc.

  Under the Advisory Agreement, which will remain in effect regardless of whether the Proposals to which this proxy statement relates are approved by the shareholders of the Series, a management fee is payable by the Series to NEIM at the annual rate of 0.75% of the Series's average daily net assets. Under the Current Subadvisory Agreement, an investment advisory fee is payable by NEIM to GSAM at the annual rate of 0.45% of the first $100 million of the Series's average daily net assets, 0.40% of the next $400 million of such assets and 0.35% of such assets in excess of $500 million. For the fiscal year ended December 31, 1999, the aggregate management fee payable by the Series to NEIM under the Advisory Agreement was $834,843, and the aggregate investment advisory fee payable by NEIM to GSAM under the Current Subadvisory Agreement was $495,250.

  The Trustees most recently approved the continuation of the Current Subadvisory Agreement for a one-year period at a meeting held on June 17, 1999.

Shareholders of the Series approved the Current Subadvisory Agreement at a meeting held on April 10, 1998. The purpose of the submission of the Current Subadvisory Agreement for shareholder approval at such time was to approve
(i) a change in subadviser from Loomis, Sayles & Company, L.P. to GSAM and
(ii) a change in the subadvisory fee of the Series.

DESCRIPTION OF THE NEW SUBADVISORY AGREEMENT

  The proposed Subadvisory Agreement between NEIM and Harris (the "New Subadvisory Agreement") requires Harris to manage the investment and reinvestment of the assets of the Series, subject to the supervision of NEIM. Under the terms of the New Subadvisory Agreement, Harris is authorized to effect portfolio transactions for the Series in the discretion of Harris and without prior consultation with NEIM. Harris is required to report periodically to NEIM, its agents and the Trustees of the Trust. Under the New Subadvisory Agreement, NEIM compensates Harris at an annual rate of 0.45% of the first $100 million of the Series's average daily net assets, 0.40% of the next $400 million of such assets and 0.35% of such assets in excess of $500 million. This compensation rate is identical to that payable by NEIM to GSAM under the Current Subadvisory Agreement.

  The New Subadvisory Agreement provides that it will continue in effect for two years from its date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series and (ii) by vote of a majority of the Trustees who are not "interested persons," as that term is defined in the 1940 Act, of the Trust, NEIM or Harris, cast in person at a meeting called for the purpose of voting on such approval. Any amendment to the New Subadvisory Agreement must be approved by NEIM and Harris and, if required by law, by vote of a majority of the Trustees who are not interested persons of the Trust, NEIM or Harris, cast in person at a meeting called for the purpose of voting on such approval, and/or by vote of a majority of the outstanding voting securities of the Series. The New Subadvisory Agreement may be terminated without penalty by vote of the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, NEIM or Harris, or by vote of a majority of the outstanding voting securities of the Series, upon sixty days' written notice to Harris, by Harris upon sixty days' written notice to NEIM and the Trust or, if approved by the Board of Trustees of the Trust, by NEIM upon sixty days' written notice to Harris, and it terminates automatically in the event of its assignment or upon the termination of the Advisory Agreement. In addition, the New Subadvisory Agreement will automatically terminate if Harris requires the Series to change its name so as to eliminate all references to "Harris" or "Oakmark," unless the continuance of the New Subadvisory Agreement after such change shall have been specifically approved, if required by law, by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, NEIM or Harris, cast in person at a meeting called for the purpose of voting on such approval. The New Subadvisory Agreement provides that Harris, unless otherwise provided by federal securities laws, shall not be subject to any liability in connection with the performance of its services thereunder in the absence of a violation of law, willful misfeasance, bad faith or gross negligence in the performance of Harris's duties or by reason of reckless disregard by Harris of its obligations and duties thereunder. The New Subadvisory Agreement also requires that the Series change its name so as to delete any reference to "Harris" or "Oakmark" in the event that Harris or an affiliate thereof no longer serves as subadviser to the Series.

COMPARISON OF CURRENT AND PROPOSED NEW SUBADVISORY AGREEMENTS

  The Trustees have approved, and recommend that the shareholders of the Series approve, the New Subadvisory Agreement (Proposal 1). The New Subadvisory Agreement is substantially similar to the Current Subadvisory Agreement, except: (i) references to GSAM have been changed to references to Harris; (ii) Harris is liable to NEIM for violations of law, whether or not involving willful misfeasance, bad faith, reckless disregard or gross negligence; (iii) Harris is required to indemnify NEIM with respect to material misstatements or omissions in the prospectus disclosure relating to the Series's investment objective and policies; and (iv) certain other minor differences.

  As explained below, if the New Subadvisory Agreement is approved, Harris will replace GSAM as the subadviser of the Series and will manage the Series's portfolio using a substantially different investment style than GSAM currently uses.

APPOINTMENT OF HARRIS AS SUBADVISER

  Based on a review of the investment approach used by GSAM in managing the Series's portfolio, the Series's performance record under GSAM's management, the performance record of Harris in managing equity accounts and the performance of other equity funds, NEIM recommended and the Trustees determined that it would be appropriate for Harris to assume responsibility for the day-to-day management of the Series's portfolio. Thus, on March 13, 2000, the Trustees approved the termination of the Current Subadvisory Agreement and approved the New Subadvisory Agreement. The New Subadvisory Agreement is subject to the approval of the Series's shareholders. Assuming that the New Subadvisory Agreement is approved by the Series's shareholders, the Current Subadvisory Agreement will terminate, and the New Subadvisory Agreement will take effect, on or about May 1, 2000, at which time Harris will begin acting as the Series's subadviser. The Trustees unanimously recommend that shareholders approve the New Subadvisory Agreement.

  In connection with the change of subadviser, the Series's name would be changed to the "Harris Oakmark Mid Cap Value Series."

  In determining to approve the appointment of Harris as subadviser to the Series and to recommend the New Subadvisory Agreement for shareholder approval, the Trustees considered the qualifications of Harris and its personnel to provide portfolio management services to the Series. The Trustees also considered extensive information about the Series, Harris and Harris's proposed approach to managing the Series's portfolio, including information about Harris's organizational structure, investment and legal and compliance personnel, compliance procedures and financial condition. In addition, the Trustees considered Harris's status as a respected and experienced investment adviser.

  The Trustees also considered Harris's policies for placing portfolio transactions of the Series with Harris and other broker-dealers affiliated with Harris and broker-dealers that furnish brokerage and research services to Harris, as described below under "Portfolio Transactions and Brokerage" and "Brokerage Transactions with Affiliates." The Trustees also took into account Harris's substantial experience and reputation as a manager of equity investments, and the prominence of the Harris name in the marketplace for investment advice, as possible factors that might enhance the marketability of the insurance products that invest in the Series, and thus lead to growth in the size of the Series, although such growth cannot be assured.

  The Trustees also considered Harris's affiliation with NEIM. In this regard, the Trustees considered that the overall management fee payable by shareholders of the Series will not increase.

CHANGES IN INVESTMENT STYLE

  In managing the Series's portfolio pursuant to the Current Subadvisory Agreement, GSAM currently evaluates securities using fundamental analysis and purchases equity securities that are, in its view, underpriced relative to a combination of such companies' long-term earnings prospects, growth rate, free cash flow and/or dividend paying ability. GSAM currently seeks long-term capital appreciation of the Series, primarily by investing, under normal circumstances, substantially all of the Series's assets in equity securities and at least 65% of its total assets in equity securities of companies with public stock market capitalizations within the range of the nearest capitalization of companies constituting the Russell Midcap Index. GSAM may invest up to 35% of the Series's total assets in fixed income securities. In addition, although GSAM invests primarily in publicly traded U.S. securities, it may invest up to 25% of the Series's total assets in foreign securities, including securities of issuers in emerging countries and securities quoted in foreign currencies.

  If the New Subadvisory Agreement is approved, Harris plans to manage the Series's portfolio using a substantially different investment style than GSAM currently uses. Harris intends to invest primarily in common stocks of U.S.

companies. In addition, the Series will be non-diversified (see Proposal 2), which means that it is not limited under the 1940 Act to a percentage of assets that it may invest in any one issuer. The Series could own as few as 12 securities, but it generally expects to have 15 to 20 securities in its portfolio.

  Harris will normally invest at least 65% of the Series's total assets in equity securities of companies with public stock market capitalizations within the range of the market capitalization of companies considered to be midcap by Morningstar, Inc. As of January 31, 2000, this capitalization range was $1.67 billion to $10.54 billion. This capitalization range will change from time to time due to changes in the value of U.S. stocks.

  Harris uses a value investment style in selecting equity securities for the Series. Harris believes that, over time, a company's stock price converges with its true business value. By "true business value," Harris means its estimate of the price a knowledgeable buyer would pay to acquire the entire business. Harris believes that investing in equity securities priced significantly below what Harris believes is the true business value presents the best opportunity to achieve the Series's investment objective. Harris uses this value philosophy to identify companies that it believes have discounted stock prices compared to the companies' true business values.

  Harris's value strategy also emphasizes investing for the long-term, which means that the Series will generally own the companies in which it invests for at least two to three years, although Harris may use short-term trading strategies as well.

  Harris focuses on individual companies in making its investment decisions rather than on specific economic factors or specific industries. The chief consideration in the selection of stocks for the Series is the size of the discount of a company's stock price compared to Harris's view of the company's true business value. Once Harris determines that a stock is selling at a significant discount (typically 60%) to Harris's view of its estimated worth, and the company has other additional qualities, such as free cash flows and intelligent investment of excess cash, reasonably predictable positive earnings growth and a high level of manager ownership, Harris generally will consider buying that stock. Harris usually sells when the company's stock price approaches 90% of Harris's view of its estimated worth. This process allows Harris to set specific "buy" and "sell" targets for each stock held by the Series. Harris also monitors the Series's holdings and, if warranted, adjusts a stock's price target to reflect changes in a company's characteristics.

  Although Harris anticipates investing the Series's assets primarily in equity securities, under certain market conditions Harris could invest a significant portion of the Series's assets in high yield debt (commonly known as "junk bonds"). High yield debt is usually riskier than investment grade fixed-income securities for many reasons, including company-specific factors such as potential problems with product development or distribution, reductions in market share or overall sales, competition in an issuer's markets or a high degree of leverage. Leverage in this context is a measure of how much a company has borrowed in relation to its shareholders' equity. Also, high yield debt may be extremely sensitive to interest rate changes and economic downturns, and high yield debt may be difficult to value under certain market conditions.

  If Proposals 1 and 2 are approved, Harris plans to manage the Series's portfolio using a substantially different investment style than GSAM uses, as described below. Harris has informed the Trust that, if the New Subadvisory Agreement and change in classification of the Series to "non-diversified" are approved by the Series's shareholders, Harris would expect to restructure the Series's portfolio to reflect Harris's judgments as to valuation and stock selection. Harris expects that the transaction costs of this restructuring would not exceed 1% of the Series's net asset value. Based on the Series's net asset value at December 31, 1999, these estimated costs would not be in excess of $1,092,799. There can be no assurance that actual costs would not be significantly higher or lower than this estimate. Restructuring costs will consist primarily of brokerage fees and dealer spreads or markups related to purchasing and selling securities for the Series's portfolio. These amounts are treated as capital items, rather than operating expenses. They will thus reduce the Series's net asset value, rather than increase its operating expenses. The costs of holding the Meeting are in addition to these restructuring costs and will be borne by the Series, as described above, regardless of whether the proposed New Subadvisory Agreement and change in Series classification are approved.

INFORMATION ABOUT HARRIS

  Harris, located at Two North LaSalle Street, Suite 500, Chicago, Illinois 60602-3790, is a limited partnership managed by its general partner, Harris Associates, Inc. ("HAI"), whose directors are David G. Herro, Robert M. Levy, Roxanne M. Martino, Victor A. Morgenstern, Anita M. Nagler, William C. Nygren, Neil Litvack, Robert J. Sanborn and Peter S. Voss. Mr. Levy is the President and Chief Executive Officer of HAI, which is a wholly-owned subsidiary of Nvest Companies, L.P. ("Nvest"). Nvest's managing general partner, Nvest Corporation, is a direct wholly-owned subsidiary of MetLife. Nvest's advising general partner, Nvest, L.P., is a publicly traded company listed on the New York Stock Exchange. Nvest Corporation is the sole general partner of Nvest, L.P. The address of HAI is 299 Boylston Street, Boston, Massachusetts 02116. The address of Nvest, Nvest Corporation and Nvest, L.P. is 399 Boylston Street, Boston, Massachusetts 02116.

  The directors and executive officers of Harris and HAI and their principal business activities during the past five years are:

  NAME, ADDRESS AND AGE
  AS OF SEPTEMBER 30, 1999  PRINCIPAL OCCUPATION(S) DURING PAST FIVE YEARS
  ------------------------  ----------------------------------------------

  David G. Herro;           Director, HAI; Fund Manager, Harris (October 1995 to
  Two North LaSalle Street, present); Principal, Harris Associates Securities L.P.
  Chicago, IL 60602; 38     (August 1992 to present); formerly Limited Partner and
                            Fund Manager, Harris Associates L.P. (predecessor to
                            Harris)

  Robert M. Levy;           Director, HAI; CEO and President, HAI (July 1996 to
  Two North LaSalle Street, present); Designated Principal and Portfolio Manager,
  Chicago, IL 60602; 49     Harris (October 1995 to present); Principal, Harris
                            Associates Securities L.P. (December 1986 to present);
                            formerly, Limited Partner, Designated Principal and
                            Portfolio Manager, Harris Associates L.P. (predecessor to
                            Harris)

  Roxanne M. Martino;       Director, HAI; Portfolio Manager, Harris (October 1995 to
  Two North LaSalle Street, present); Principal, Harris Associates Securities L.P.
  Chicago, IL 60602; 42     (December 1990 to present); Limited Partner and Portfolio
                            Manager, Harris Associates L.P. (predecessor to Harris)

  Victor A. Morgenstern;    Director, HAI; Chairman, HAI (July 1997 to present);
  Two North LaSalle Street, Principal, Harris Associates Securities L.P. (December
  Chicago, IL 60602; 56     1986 to present); CEO, HAI (September 1995 to June 1997);
                            President, HAI (September 1995 to July 1996); Limited
                            Partner and CEO, Harris (December 1986 to September 1995)

  Anita M. Nagler;          Director, HAI; Chief Operations Officer, Harris (January
  Two North LaSalle Street, 2000 to present); General Counsel, Harris (October 1995
  Chicago, IL 60602; 43     to present); Principal, Harris Associates Securities
                            L.P., (November 1993 to present); formerly, General
                            Counsel, Harris Associates L.P. (predecessor to Harris)

  NAME, ADDRESS AND AGE
  AS OF SEPTEMBER 30, 1999  PRINCIPAL OCCUPATION(S) DURING PAST FIVE YEARS
  ------------------------  ----------------------------------------------
  William C. Nygren;        Director, HAI; Fund Manager, Harris (November 1996 to
  Two North LaSalle Street, present); Principal, Harris Associates Securities L.P.
  Chicago, IL 60602; 41     (December 1986 to present); Director of Research, Harris
                            Associates L.P. (predecessor of Harris) (October 1995 to
                            April 1998); Limited Partner and Director of Research,
                            Harris Associates L.P. (predecessor of Harris) (December
                            1986 to September 1995)

  Neil G. Litvack;          Director, HAI; Executive Vice President, Nvest, L.P.
  299 Boylston Street,      (February 1997 to present); Executive Vice President,
  Boston, MA 02116; 44      Fidelity Investments (April 1986 to January 1997)

  Robert J. Sanborn;        Director, HAI; Fund Manager, Harris (October 1995 to
  Two North LaSalle Street, present); Principal, Harris Associates Securities L.P.
  Chicago, IL 60602; 41     (January 1988 to present); formerly, Limited Partner and
                            Fund Manager, Harris Associates L.P. (predecessor to
                            Harris)

  Peter S. Voss;            Director, HAI (September 1995 to present); CEO and
  Two North LaSalle Street, President, Nvest Companies L.P. (December 1997 to
  Chicago, IL 60602; 52     present); CEO and President, Nvest L.P. (September 1993
                            to present); CEO and President, Nvest Corporation
                            (September 1993 to present)

  Floyd J. Bellman;         Vice President, Harris (October 1999 to present);
  Two North LaSalle Street, Portfolio Manager, Harris (October 1995 to present);
  Chicago, IL 60602; 42     Registered Representative, Harris Associates Securities
                            L.P. (April 1995 to present); Portfolio Manager, Harris
                            Associates L.P. (predecessor to Harris)(April 1995 to
                            September 1995)

  Kristi L. Rowsell;        Chief Financial Officer, Treasurer and Secretary, Harris
  Two North LaSalle Street, (October 1999 to present); Assistant Treasurer, Harris
  Chicago, IL 60602; 33     (1996 to October 1999); Tax and Accounting Manager,
                            Harris (1995 to 1996); formerly, Vice President and
                            Treasurer, Calamos Asset Management, Inc.

  Harris acts as investment adviser to the following other mutual funds that have investment objectives similar to the Series, for compensation at the annual percentage rates of the corresponding average net asset levels of those funds set forth in the table below. The table also sets forth the net assets of those funds as of January 31, 2000.

                                                 ANNUAL FEE
                                       -------------------------------
                         APPROXIMATE
                             NET
  FUNDS                 ASSETS OF FUND RATE  AVERAGE NET ASSET LEVEL
  -----                 -------------- ----- -------------------------
  The Oakmark Fund*     $2,704,368,463 1.00% Up to $2.5 billion
                                       0.95% Next $1.25 billion
                                       0.90% Next $1.25 billion
                                       0.85% Next $5 billion
                                       0.80% In excess of $10 billion

  The Oakmark           $1,421,406,786 1.00% Up to $1 billion
   Select Fund*                        0.95% Next $500 million
                                       0.90% Next $500 million
                                       0.85% Next $500 million
                                       0.80% Next $2.5 billion
                                       0.75% In excess of $5 billion

  New England Star      $   48,079,702 0.65% Up to $50 million
   Worldwide Fund**                    0.60% Next $50 million
   (domestic portion)                  0.55% In excess of $100 million

  New England Star      $  181,162,415 0.65% Up to $50 million
   Advisors Fund**                     0.60% Next $50 million
                                       0.55% In excess of $100 million

  New England           New as of      0.50% Up to $100 million
   Value Fund**         March 1, 2000  0.45% In excess of $100 million

  LPT Variable          $    5,915,178 0.75% Up to $25 million
   Insurance Trust**                   0.60% Next $75 million
                                       0.50% In excess of $100 million

  Market Street Fund**  $    2,271,372 0.65% Up to $50 million
                                       0.60% Next $50 million
                                       0.55% In excess of $100 million

  Harris Oakmark Large  $   36,077,654 0.65% Up to $250 million
   Cap Value Fund**                    0.60% In excess of $250 million

  Master Select         $   67,081,345 0.65% Up to $50 million
   Equity Fund**                       0.60% Next $50 million
                                       0.55% In excess of $100 million

-----------
 * With respect to this fund, Harris serves as investment adviser and receives a fee at the rates set forth under "Annual Fee." For the last fiscal year Harris voluntarily reimbursed certain operating expenses.
** With respect to this fund, Harris serves as subadviser and, accordingly, the sponsoring investment adviser pays Harris a subadvisory fee at the rates set forth under "Annual Fee."

PORTFOLIO TRANSACTIONS AND BROKERAGE

  If Harris assumes the role of subadviser to the Series, portfolio transactions for the Series will be placed with those securities brokers and dealers that Harris believes will provide the best value in transaction and research services for the Series, either in a particular transaction or over a period of time. Subject to that standard, portfolio transactions for the Series may be executed through Harris Associates Securities L.P. ("HASLP"), a registered broker-dealer and an affiliate of Harris.

  In valuing brokerage services, Harris makes a judgment as to which brokers are capable of providing the most favorable net price (not necessarily the lowest commission) and the best execution in a particular transaction. Best execution connotes not only general competence and reliability of a broker, but specific expertise and effort of a broker in overcoming the anticipated difficulties in fulfilling the requirements of particular transactions, because the problems of execution and the required skills and effort vary greatly among transactions.

  Although some transactions involve only brokerage services, many involve research services as well. In valuing research services, Harris makes a judgment of the usefulness of research and other information provided by a broker to Harris in managing the Series's investment portfolio. In some cases, the information (e.g., data or recommendations concerning particular securities) relates to the specific transaction placed with the broker, but typically the research consists of a wide variety of information concerning companies, industries, investment strategy and economic, financial and political conditions and prospects, which information may be useful to Harris in advising the Series.

  Harris will be the principal source of information and advice to the Series and will be responsible for making and initiating the execution of the investment decisions for the Series. The Trustees recognize, however, that it is important for Harris, in performing its responsibilities to the Series, to continue to receive and evaluate the broad spectrum of economic and financial information that many securities brokers have customarily furnished in connection with brokerage transactions, and that in compensating brokers for their services, it is in the interest of the Series to take into account the value of the information received for use in advising the Series. Consequently, the commission paid to brokers (other than HASLP) providing research services may be greater than the amount of commission another broker would charge for the same transaction. The extent, if any, to which the obtaining of such information may reduce the expenses of Harris in providing management services to the Series will not be determinable. In addition, it is understood by the Trustees that other clients of Harris might also benefit from the information obtained for the Series, in the same manner that the Series might also benefit from information obtained by Harris in performing services for other Harris clients.

BROKERAGE TRANSACTIONS WITH AFFILIATES

  Harris may, if the New Subadvisory Agreement is approved, cause the Series to pay brokerage commissions to HASLP or another affiliated broker for acting as agent on purchases and sales of securities for the portfolio of the Series. SEC rules require that commissions paid to an affiliated broker of an adviser or subadviser to a mutual fund for portfolio transactions not exceed "usual and customary" brokerage commissions. The rules define "usual and customary" commissions to include amounts that are "reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time." The Trustees, including those who are not "interested persons" of the Trust, have adopted procedures for evaluating the reasonableness of commissions paid to affiliated brokers and will review these procedures periodically. During the fiscal year ended December 31, 1999, the Series paid $17,056 in brokerage commissions to Goldman Sachs, but paid no commission to any broker then affiliated with NEIM or Harris.

  Based on this review, the Trustees concluded that it is appropriate and desirable for Harris to assume responsibility for the management of the Series under the New Subadvisory Agreement.

  THE TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS OF THE SERIES VOTE TO APPROVE THE PROPOSED NEW SUBADVISORY AGREEMENT (PROPOSAL 1), WHICH AGREEMENT WILL TAKE EFFECT ON OR ABOUT MAY 1, 2000 ONLY IF SHAREHOLDERS OF THE SERIES APPROVE BOTH PROPOSALS 1 AND 2. (PROPOSAL 2 IS DESCRIBED BELOW.)

  IF SHAREHOLDERS OF THE SERIES DO NOT APPROVE BOTH PROPOSALS 1 AND 2, THE CURRENT SUBADVISORY AGREEMENT WILL REMAIN IN EFFECT.

  The required vote for approval of the New Subadvisory Agreement is the lesser of (1) 67% of the shares of the Series represented at the Meeting, if more than 50% of the shares of the Series are represented at the Meeting or
(2) more than 50% of the outstanding shares of the Series.

PART III. CHANGE OF CLASSIFICATION (PROPOSAL 2)

  The Series is currently classified as a "diversified company" pursuant to
Section 5(b)(1) of the 1940 Act. In general terms, this means that, with respect to 75% of the value of the Series's total assets, the Series may not invest in the securities of any one issuer if, immediately after the investment, (i) more than 5% of the value of the Series's total assets would be invested in securities of that issuer or (ii) the investment would constitute more than 10% of the outstanding voting securities of that issuer. These requirements do not apply to the Series's holdings in cash and cash items (including receivables), U.S. Government securities and securities of other investment companies. Under Section 5(b)(1), the remaining 25% of the Series's total assets may be invested without regard to these requirements.

  As described in Proposal 1 above, if Harris is approved as subadviser of the Series, the Series could own as few as 12 securities, but generally expects to hold 15 to 20 securities in its portfolio. Under the Current Subadvisory Agreement, the Series typically holds a much larger number of securities. The Series's current diversification policy could inhibit the Series in pursuing the new strategy outlined above in Proposal 1, particularly if Harris deems it beneficial for the Series to invest a relatively high percentage of its assets in a few issuers. Accordingly, the Trustees recommend that the Series change its classification from a "diversified" to a "non-diversified" company to give the Series additional flexibility to pursue a more selective investment strategy.

  In reviewing Proposal 2, the Trustees considered that changing the Series's classification involves potential risks. By permitting the Series to focus investments in a smaller number of issuers, the Series would be more susceptible to risks associated with a single economic, political or regulatory occurrence and to factors affecting a particular issuer, such as management performance, financial leverage or reduced demand for the issuer's goods and services. In this regard, the Trustees noted that the Series's performance and share price are likely to fluctuate more sharply and less predictably than if the Series remained diversified.

  The Trustees also considered that the Series intends, in any case, to be limited by diversification standards under the Internal Revenue Code of 1986 (the "Code") in order to qualify as a regulated investment company under the Code. Those standards require that the Series diversify its holdings so that, with respect to 50% of the Series's total assets, at the end of each fiscal quarter the Series does not have more than 5% of its total assets invested in the securities of any one issue or hold more than 10% of the voting securities of such issuer. The remaining 50% of the Series's total assets is not subject to the 5% or 10% limitation, but with respect to that 50% of the Series's total assets, the Series may not invest more that 25% of its total assets in the securities of any one issuer. These diversification standards do not apply to U.S. Government securities, cash items and the securities of other "regulated investment companies" (as defined in the Code).

  THE TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS OF THE SERIES VOTE TO CHANGE THE SERIES'S CLASSIFICATION UNDER THE 1940 ACT, AS AMENDED, FROM "DIVERSIFIED" TO "NON-DIVERSIFIED" (PROPOSAL 2), WHICH CHANGE WOULD TAKE EFFECT AT THE SAME TIME THE NEW SUBADVISORY AGREEMENT TAKES EFFECT ONLY IF SHAREHOLDERS OF THE SERIES APPROVE BOTH PROPOSALS 1 AND 2.

  IF SHAREHOLDERS OF THE SERIES DO NOT APPROVE BOTH PROPOSALS 1 AND 2, THE SERIES'S CLASSIFICATION WILL NOT CHANGE.

  The required vote for approval of the change of classification is the lesser of (1) 67% of the shares of the Series represented at the Meeting, if more than 50% of the shares of the Series are represented at the Meeting, or (2) more than 50% of the outstanding shares of the Series.

IV. OTHER MATTERS

INFORMATION ABOUT NEIM

  NEIM is a wholly-owned subsidiary of New England Life Holdings, Inc., which is a wholly-owned subsidiary of New England Financial, which in turn is a wholly-owned subsidiary of MetLife New England Holdings, Inc. ("MetLife Holdings"). MetLife Holdings is wholly owned by MetLife, a mutual insurance company. NEIM acts as adviser to the Series. The Chairman of the Board and President of NEIM is Anne M. Goggin. Ms. Goggin and John F. Guthrie, Jr. are NEIM's directors. Ms. Goggin is the Chairman of the Board and President of the Trust, and her principal occupation is Senior Vice President and Associate General Counsel of New England Financial. Mr. Guthrie is a Senior Vice President of the Trust, and his principal occupation is Vice President of New England Financial. The address of NEIM, New England Life Holdings, Inc., New England Financial, Ms. Goggin and Mr. Guthrie and is 501 Boylston Street, Boston, Massachusetts 02116. The address of MetLife and MetLife Holdings is One Madison Avenue, New York, New York 10010.

OWNERSHIP OF SHARES AND VOTING INFORMATION

  Shares of the Series are available for purchase only by separate accounts established by New England Financial, MetLife and their affiliates. The Trust serves as the investment vehicle for variable insurance, variable annuity and group annuity products of New England Financial, MetLife or their affiliates. Shares of the Series are not offered for direct purchase by the investing public.

  All shareholders of record on the Record Date are entitled to one vote for each share of beneficial interest of the Series held as of that date. The number of shares of beneficial interest of the Series issued and outstanding as of the Record Date was 885,047.49.

RECORD OWNERSHIP

  As of the Record Date, all of the shares of the Series were owned by either:
(1) New England Variable Life Separate Account ("NEVL Account"), a separate account of New England Financial; (2) The New England Variable Account ("TNE Account"), a separate account of MetLife; (3) New England Variable Annuity Separate Account ("NEVA Account"), a separate account of New England Financial; (4) certain separate accounts of MetLife established for the pooling of contributions under certain tax-qualified group annuity contracts ("MetLife Accounts"); or (5) certain separate accounts of New England Financial established for the pooling of contributions under certain tax-qualified group annuity contracts ("NEF Accounts"). The table below sets out the number of shares and percentage of the Series's shares represented by such number for each separate account. The percentage of shares outstanding may not total 100% due to rounding.

       NEVL ACCOUNT             TNE ACCOUNT            NEVA ACCOUNT
 -----------------------  ----------------------- -----------------------
  NUMBER OF        %       NUMBER OF       %       NUMBER OF       %
    SHARES    OUTSTANDING   SHARES    OUTSTANDING   SHARES    OUTSTANDING
 -----------  ----------- ----------- ----------- ----------- -----------
 292,154.881      33%     245,348.608     28%     341,007.737     39%

     METLIFE ACCOUNTS          NEF ACCOUNTS
 -----------------------  -----------------------
  NUMBER OF        %       NUMBER OF       %
    SHARES    OUTSTANDING   SHARES    OUTSTANDING
 -----------  ----------- ----------- -----------
   1,355.894       0%       5,180.263      1%

  New England Financial and MetLife have informed the Trust that, as of the Record Date, other than as set forth above, no person or company beneficially owned 5% or more of the shares of the Series.

VOTING PROVISIONS

  The Trust is subject to special voting provisions. As of the Record Date, the Trust served as an investment vehicle for use only in connection with (1) variable life insurance contracts offered by New England Financial and (2) certain variable annuity contracts, including group annuity contracts, of MetLife and New England Financial. All shares of the Series owned by NEVL Account and NEVA Account are attributable to variable life insurance policies and variable annuity contracts issued by New England Financial or to charges assessed by New England Financial against those policies and contracts. New England Financial has agreed that each owner of such a policy or contract (an "Owner") will be permitted to instruct New England Financial as to how shares of the Trust attributable to the policies or contracts owned by such Owner should be voted at meetings of Trust shareholders. With respect to each of these separate accounts, all shares of the Series attributable to such policies and contracts for which no Owner instructions have been received by New England Financial and all shares of the Series attributable to charges assessed by New England Financial against such policies and contracts will be voted for, voted against or withheld from voting on any proposal in the same proportions as are the shares for which Owner instructions have been received by New England Financial with respect to policies or contracts issued by such separate accounts issued by such separate account. All shares of the Series held by TNE Account are attributable to variable annuity contracts of MetLife or to charges assessed by MetLife against such contracts. The holder of each such contract (a "Contractholder") has the right to instruct MetLife as to how to vote the shares of the Trust attributable to such contract. All shares of the Series held by TNE Account for which no Contractholder instructions have been received by MetLife and any shares of the Series attributable to charges assessed by MetLife against variable annuity contracts will be voted for, voted against or withheld from voting on any proposal in the same proportions as are the shares for which Contractholder instructions have been received by MetLife. All shares of the Series held by NEF Accounts or MetLife Accounts will be voted for, voted against or withheld from voting, by New England Financial or MetLife, respectively, on any proposal in the same proportions as are the aggregate of
(i) all other shares for which voting instructions are received and (ii) the shares that are voted in proportion to such voting instructions.

OTHER MATTERS

  The holders of 40% of the shares of the Series outstanding on the Record Date, present in person or represented by proxy, constitute a quorum for the transaction of business at the Meeting. Votes cast by proxy or in person at the Meeting will be counted by New England Financial, on behalf of the Trust. The total number of votes cast "for" approval of Proposals 1 and 2 will be voted for purposes of determining whether sufficient affirmative votes have been cast on each proposal. All shares represented by proxies that reflect abstentions will be counted as present for purposes of determining whether sufficient affirmative votes have been cast. All shares represented by proxies that reflect abstentions will be counted as present for purposes of determining the presence of a quorum. Assuming the presence of a quorum, abstentions have the effect of a negative vote on Proposals 1 and 2.

  In the event that a quorum is not present for purposes of acting on each Proposal, or if sufficient votes in favor of Proposals 1 and 2 are not received by the time of the Meeting, representatives of New England Financial and MetLife may vote on those matters for which a quorum is present and as to which sufficient affirmative votes have been received, and may propose one or more adjournments of the Meeting with respect to Proposals 1 and 2 not so approved or adopted in order to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or represented by proxy at the session of the Meeting to be adjourned. New England Financial and MetLife will vote in favor of such adjournment those proxies which provide instructions to vote in favor of either Proposal 1 or 2. They will vote against any such adjournment those proxies which provide instructions to vote against both Proposals 1 and 2 and will not vote any proxies that direct them to abstain from voting on both Proposals 1 and 2.

  Although the Meeting is called to transact any other business that may properly come before it, the only business that management intends to present or knows that others will present are Proposals 1 and 2 mentioned in the Notice of Special Meeting. However, shareholders are being asked on the enclosed proxy to instruct New England Financial or MetLife, as the case may be, to vote in accordance with their judgment with respect to any additional matters which properly come before the Meeting, and on all matters incidental to the conduct of the Meeting.

  If either Proposal 1 or Proposal 2 is not approved by the shareholders of the Series, both Proposal 1 and Proposal 2 will be deemed to have not been approved by the shareholders of the Series.

PRINCIPAL UNDERWRITER

  New England Securities Company, the principal underwriter of the Trust, is located at 399 Boylston Street, Boston, Massachusetts 02116.

SHAREHOLDER PROPOSALS AT FUTURE MEETINGS

  The Trust does not hold annual or other regular meetings of shareholders. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials relating to that meeting.

                               VOTE BY TELEPHONE

                       QUICK * * * EASY * * * IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

YOU WILL BE ASKED TO ENTER A CONTROL NUMBER WHICH IS LOCATED IN THE BOX IN THE LOWER RIGHT HAND CORNER OF THIS FORM.
-------------------------------------------------------------------------------
OPTION #1: To vote as the Board of Trustees recommends on both proposals press 1.
-------------------------------------------------------------------------------
              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.
-------------------------------------------------------------------------------
OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:
-------------------------------------------------------------------------------
Proposal 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

The instructions are the same for the remaining proposal.

              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.
-------------------------------------------------------------------------------
        PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTED BY PHONE
-------------------------------------------------------------------------------

CALL * * TOLL FREE * * ON A TOUCH-TONE TELEPHONE        =======================

          1-888-776-5660 - ANYTIME                             SEE BOX ON
                                                             PROXY CARD FOR
                                                            TELEPHONE VOTING
There is NO CHARGE to you for this call.                     CONTROL NUMBER

                                                        =======================

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS BELOW.
                                        ---

1. To approve the Subadvisory Agreement relating to the Goldman Sachs Midcap Value Series (the "Series") between New England Investment Management, Inc. and Harris Associates L.P.

                FOR              AGAINST               ABSTAIN

                [_]                [_]                   [_]

2. To approve a change of the classification of the Series under the Investment Company Act of 1940, as amended, from "diversified" to "non-diversified."

                FOR              AGAINST               ABSTAIN

                [_]                [_]                   [_]




                                                            Please mark
                                                            your votes as
                                                            indicated in
                                                            this sample    [X]

NOTE: Please sign exactly as your name appears on this Form. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc. please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.


Date                                    , 2000
     -----------------------------------

----------------------------------------------

----------------------------------------------
   Signature(s), Title(s), (if applicable)


  PLEASE SIGN, DATE, AND RETURN PROMPTLY IN
              ENCLOSED ENVELOPE

----------------------------------------------

                CONTROL NUMBER
             FOR TELEPHONE VOTING

----------------------------------------------


-------------------------------------------------------------------------------

                            VOTING INSTRUCTION FORM

                            NEW ENGLAND ZENITH FUND
                       GOLDMAN SACHS MIDCAP VALUE SERIES

The undersigned hereby instructs that all shares of the Goldman Sachs Midcap Value Series (the "Series") of New England Zenith Fund deemed attributable to the undersigned's annuity contract or variable life policy with the issuing insurance company be voted at the Special Meeting of Shareholders of the Series on April 13, 2000 (the Notice and Proxy Statement with respect to which have been received by the undersigned), and at all adjournments thereof, on each proposal described in said notice as set forth on the reverse side hereof.

The issuing insurance company is authorized to vote in its discretion on any other matters which may properly come before the meeting.

           YOUR VOTE IS IMPORTANT. Please vote as soon as possible.

                      ******PLEASE SEE REVERSE SIDE******